SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                               September 17, 1998
                               ------------------
                        (Date of earliest event reported)


                       INTERNATIONAL AMERICAN HOMES, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                       0-13800                    22-2472608
      --------                       -------                    ----------
(State or Jurisdiction             (Commission               (I.R.S. Employer
  of incorporation)                File Number)           Identification Number)


              9950 Princess Palm Avenue, Suite 112, Tampa, FL 33619
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (813) 664-1100


                                 Not Applicable
                                 --------------
         (Former name, former address and former fiscal year, if changed since last report)

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ITEM 5.  OTHER EVENTS

         (A) SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS. The Annual Meeting of Stockholders was held on September 17, 1998. The following matters were considered and acted upon, with the results indicated below:

         The Stockholders elected seven members of the Board of Directors, each to serve the term noted below or until his successor is elected and has qualified. The names of the seven directors, the votes cast for their election and the number of votes withheld were as follows:

                                                                 Term ends at
                                                                Annual Meeting
      Name              Votes For        Votes Withheld       of Stockholders in
      ----              ---------        --------------       ------------------
William D. Aiken        2,016,526            18,019                  1999
Jeffrey D. Prol         2,016,576            17,969                  1999
Dionel Gotanda          2,017,646            16,899                  2000
James G. Farr           2,016,506            18,039                  2000
Robert J. Suarez        2,016,246            18,299                  2001
Robert I. Antle         2,017,336            17,209                  2001
Peter A. Davis          2,016,296            18,249                  2001

At the Annual meeting of Stockholders, the stockholders also approved a Proposal to adopt certain amendments to the Restated Certificate of Incorporation to effect a 1-for-3 reverse stock split of the Company's issued and outstanding Common Stock. The Company plans to file the Certificate of amendment at a time to be determined by the officers of the Company, but in any event not later than June 30, 1999. The votes for the proposal, the votes against the proposal, the number of abstentions, and the number of shares not voted were as follows.

For               Against                   Abstain                    Not Voted
---               -------                   -------                    ---------
1,921,058         95,408                    18,079                     746,350


In addition, the stockholders voted to approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 1999. The votes for and against the proposal and the number of abstentions were as follows:

For               Against                   Abstain
---               -------                   -------
2,010,991         2,630                     20,294

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         (b) STOCK REPURCHASE PROGRAM. On September 17, 1998, the Company's
Board of Directors authorized the repurchase by the Company of up to 15% of the Company's outstanding common stock, par value $0.01 per share, at such prices and at such times as the Company's officers conclude that it would be in the best interests of the Company and its stockholders to do so. The repurchases would be made in market transactions as well as in block and other negotiated transactions at prices that may be at, above or below current market prices for the Company's common stock. It is the present intention of the Company's officers to cause repurchases of common stock to be made whenever they perceive the pricing and timing to be opportune.


ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

         (c) EXHIBITS.

                  1. Press Release dated September 17, 1998 announcing that the Company's Board of Directors had authorized the repurchase by the Company of up to 15% of the Company's outstanding common stock.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        INTERNATIONAL AMERICAN HOMES, INC.


                                        By: /s/ Robert I. Antle
                                        -----------------------
                                        Robert I. Antle
                                        Executive Vice President, Treasurer and
                                        Chief Financial Officer

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